UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date	of Report (date of earliest event reported): October 28, 2003

Coddle Creek Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	000-23465	56-2045998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1117, 347 South Main Street, Mooresville, NC	28115-2453
(Address of Principal Executive Offices)	(Zip Code)

704 664-4888

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Item 7. Exhibits

99(a) – Press Release dated October 28, 2003

Item 9. Regulation FD Disclosure

(a)	On October 28, 2003, Coddle Creek Financial Corp. issued a press release to announce that the Board of Directors of the Company has extended the expiration date of its tender offer for the purchase of all share of its common stock held by persons owning 99 or fewer shares as of the close of business on September 19, 2003. The Company will pay $38.00 for each share of its common stock properly tendered by an eligible stockholder. In addition, the Company announced that it has filed an amended Schedule 13E-3, which includes a revised Offer to Purchase for Cash, with the SEC in connection with this tender offer as a result of the extended expiration date and in response to comments received from the SEC. The offer will be made pursuant to the Offer to Purchase dated October 1, 2003, as amended October 28, 2003, and related materials, and will expire at 12:00 p.m. Eastern Standard Time on November 10, 2003. The offer is being made solely by the Offer to Purchase dated October 1, 2003, as amended October 28, 2003, and the accompanying Letter of Transmittal, dated October 1, 2003. A copy of the press release is attached hereto as Exhibit 99(a) and incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODDLE CREEK FINANCIAL CORP.

Date: October 28, 2003	By:	/s/ GEORGE W. BRAWLEY

George W. Brawley, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99(a)	Press Release dated October 28, 2003